UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
J.E.M. CAPITAL, INC.

The undersigned, being all of the directors of J.E.M. Capital, Inc., a Delaware corporation (the "**Corporation**"), in lieu of a meeting of the Board of Directors of the Corporation (the "**Board**") and pursuant to the authority of Section 141(f) of the Delaware General Corporation Law and the By-Laws of the Corporation, hereby consent to, authorize and adopt the following resolutions.

WHEREAS, Mr. Yulong Yang serves as Chief Executive Officer and member of the Board and Mr. Xia MingJing serves as Chief Financial Officer and Chairman of the Board;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the issuance of the following common stock to Mr. Yulong Yang and Mr. Xia MingJing:

Mr. Yulong Yang	1,000,000 shares
Mr. Xia MingJing	1,000,000 shares

FURTHER RESOLVED, that this written consent may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile, each of which will be deemed to be an original of this written consent and all of which, when taken together, will be deemed to constitute one and the same instrument.

Dated: June 21, 2019

杨玉龙
Yulong Yang

夏明镜
Xia MingJing

BEING ALL OF THE MEMBERS
OF THE BOARD OF DIRECTORS
OF THE CORPORATION